Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2004, except with respect to the reverse stock split described in Note 1, which is as of July 7, 2004, relating to the consolidated financial statements of Greenfield Online, Inc., which report appears in the Registration Statement on Form S-1 of Greenfield Online, Inc., as amended (Reg. No. 333-114391).

/s/ PricewaterhouseCoopers, LLP

Stamford, Connecticut
July 14, 2004